Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME (LOSS)

(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Operating Revenues:
Electric	$1,228	$1,255	$2,316	$2,319
Gas	175	147	562	495

Total operating revenues	1,403	1,402	2,878	2,814

Operating Expenses:
Fuel	213	175	426	356
Purchased power	121	161	272	370
Gas purchased for resale	72	49	302	264
Other operations and maintenance	447	395	846	764
Depreciation and amortization	178	168	353	335
Taxes other than income taxes	111	110	233	223

Total operating expenses	1,142	1,058	2,432	2,312

Operating Income	261	344	446	502

Other Income and Expenses:
Miscellaneous income	16	19	31	36
Miscellaneous expense	5	7	13	22

Total other income	11	12	18	14

Interest Charges	100	98	201	196

Income Before Income Taxes	172	258	263	320

Income Taxes	66	96	101	119

Income from Continuing Operations	106	162	162	201

Income (Loss) from Discontinued Operations, Net of Tax	(10)	48	(209)	(394)

Net Income (Loss)	96	210	(47)	(193)

Less: Net Income (Loss) Attributable to Noncontrolling Interests:

Continuing Operations	1	1	3	3

Discontinued Operations	-	(2)	-	(4)

Net Income (Loss) Attributable to Ameren Corporation:

Continuing Operations	105	161	159	198

Discontinued Operations	(10)	50	(209)	(390)

Net Income (Loss) Attributable to Ameren Corporation	$95	$211	$(50)	$(192)

Earnings (Loss) per Common Share - Basic and Diluted

Continuing Operations	$0.44	$0.66	$0.66	$0.81
Discontinued Operations	(0.05)	0.21	(0.87)	(1.60)

Net Income (Loss) per Common Share - Basic and Diluted	$0.39	$0.87	$(0.21)	$(0.79)

Average Common Shares Outstanding	242.6	242.6	242.6	242.6

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	June 30, 2013	December 31, 2012

ASSETS
Current Assets:
Cash and cash equivalents	$150	$184
Accounts receivable - trade, net	425	354
Unbilled revenue	308	291
Miscellaneous accounts and notes receivable	75	71
Materials and supplies	511	570
Current regulatory assets	192	247
Current accumulated deferred income taxes, net	157	160
Other current assets	104	98
Current assets of discontinued operations	1,486	1,600

Total current assets	3,408	3,575

Property and Plant, Net	15,601	15,348
Investments and Other Assets:
Nuclear decommissioning trust fund	442	408
Goodwill	411	411
Intangible assets	18	14
Regulatory assets	1,742	1,786
Other assets	654	667

Total investments and other assets	3,267	3,286

TOTAL ASSETS	$22,276	$22,209

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$884	$355
Short-term debt	25	-
Accounts and wages payable	428	533
Taxes accrued	123	50
Interest accrued	100	89
Customer deposits	110	107
Mark-to-market derivative liabilities	75	92
Current regulatory liabilities	180	100
Other current liabilities	178	168
Current liabilities of discontinued operations	1,183	1,166

Total current liabilities	3,286	2,660

Long-term Debt, Net	5,274	5,802
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,348	3,166
Accumulated deferred investment tax credits	67	70
Regulatory liabilities	1,666	1,589
Asset retirement obligations	385	375
Pension and other postretirement benefits	1,140	1,138
Other deferred credits and liabilities	585	642

Total deferred credits and other liabilities	7,191	6,980

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,619	5,616
Retained earnings	762	1,006
Accumulated other comprehensive loss	(9)	(8)

Total Ameren Corporation stockholders’ equity	6,374	6,616
Noncontrolling Interests	151	151

Total equity	6,525	6,767

TOTAL LIABILITIES AND EQUITY	$22,276	$22,209

AMEREN CORPORATION (AEE)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Six Months Ended June 30,
	2013	2012

Cash Flows From Operating Activities:
Net loss	$(47)	$(193)
Loss from discontinued operations, net of tax	209	394
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	334	314
Amortization of nuclear fuel	29	41
Amortization of debt issuance costs and premium/discounts	12	8
Deferred income taxes and investment tax credits, net	70	110
Allowance for equity funds used during construction	(16)	(17)
Stock-based compensation costs	14	12
Other	18	(6)
Changes in assets and liabilities	106	1

Net cash provided by operating activities - continuing operations	729	664
Net cash provided by operating activities - discontinued operations	39	97

Net cash provided by operating activities	768	761

Cash Flows From Investing Activities:
Capital expenditures	(575)	(485)
Nuclear fuel expenditures	(25)	(52)
Purchases of securities - nuclear decommissioning trust fund	(97)	(206)
Sales and maturities of securities - nuclear decommissioning trust fund	89	195
Other	2	(1)

Net cash used in investing activities - continuing operations	(606)	(549)
Net cash used in investing activities - discontinued operations	(31)	(64)

Net cash used in investing activities	(637)	(613)

Cash Flows From Financing Activities:
Dividends on common stock	(194)	(187)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	25	(118)
Advances received for construction	7	3

Net cash used in financing activities - continuing operations	(165)	(305)
Net cash used in financing activities - discontinued operations	-	-

Net cash used in financing activities	(165)	(305)

Net change in cash and cash equivalents	(34)	(157)
Cash and cash equivalents at beginning of year	184	248

Cash and cash equivalents at end of period	$150	$91

Noncash financing activity - dividends on common stock	$-	$(7)